SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 24, 2003

Date of Filing: June 24, 2003

RIGEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-29889	94-3248524
(State of jurisdiction)	(Commission File No.)	(IRS Employer Identification No.)

1180 Veterans Blvd., South San Francisco, CA 94080
(Address of principal executive offices and zip code)

(650) 624-1100
Registrant’s telephone number, including area code:

Item 5.           Other Events

On June 24, 2003, Rigel Pharmaceuticals, Inc., or Rigel, effected a 1-for-9 reverse stock split of its outstanding common stock, after its stockholders approved the proposal for a reverse split at Rigel’s annual meeting of stockholders held on June 20, 2003.

Rigel’s common stock will begin trading on Nasdaq on a reverse split basis as of the opening of trading on June 25, 2003.  For a period of 20 trading days, shares of Rigel’s common stock will trade under the ticker symbol “RIGLD.”  After 20 trading days, trading will resume under the ticker “RIGL.”

To effect the split, Rigel amended and restated its certificate of incorporation and filed it with the Secretary of State of the State of Delaware on June 24, 2003.  A copy of the amended and restated certificate of incorporation is attached as Exhibit 3.1.

The shares of common stock issued as a result of the reverse stock split will possess a new CUSIP number.  A copy of the form of the new specimen common stock certificate is attached as Exhibit 4.1.

On June 24, 2003, Rigel issued a press release with respect to the reverse stock split.  A copy of the press release is attached as Exhibit 99.1.

The press release contains “forward-looking” statements, including statements related to Rigel’s business model, drug development programs and clinical trial plans. Any statements contained in the press release that are not statements of historical fact may be deemed to be forward-looking statements.  Words such as “plans,”  “intends” and similar expressions are intended to identify these forward-looking statements. There are a number of important factors that could cause Rigel’s results to differ materially from those indicated by these forward-looking statements, including risks associated with the timing and success of clinical trials as well as the risks detailed from time to time in Rigel’s SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 and Annual Report on Form 10-K, as amended, for the year ended December 31, 2002.  Rigel does not undertake any obligation to update forward-looking statements.

Item 7.           Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Rigel.

4.1	Specimen Common Stock Certificate.

99.1	Press release entitled “Rigel Announces 1 – for – 9 Reverse Stock Split,” dated June 24, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rigel Pharmaceuticals, Inc.

Dated: June 24, 2003
	By:	/s/ James H. Welch
James H. Welch
Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Rigel.

4.1	Specimen Common Stock Certificate.

99.1	Press release entitled “Rigel Announces 1 – for – 9 Reverse Stock Split,” dated June 24, 2003.